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                                                                   EXHIBIT 10.01

                          CADENCE DESIGN SYSTEMS, INC.

                            1987 STOCK INCENTIVE PLAN

      1. PURPOSES OF THE PLAN. The purposes of this Stock Incentive Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to the employees of the Company and any parent or subsidiary corporations, and to promote the success of the Company's business. The Plan was initially established as the 1987 Stock Option Plan, and was most recently amended on September 16, 1999. The Plan is hereby amended and restated in its entirety, effective upon adoption by the Company's stockholders.

      2.    DEFINITIONS. As used herein, the following definitions shall apply:

            (a) "BOARD" shall mean the Committee, if one has been appointed, or the Board of Directors of the Company, if no Committee is appointed.

            (b) "CODE" shall mean the Internal Revenue Code of 1986, as amended.

            (c)   "COMMON STOCK" shall mean the Common Stock of the Company.

            (d) "COMPANY" shall mean CADENCE DESIGN SYSTEMS, INC., a Delaware corporation.

            (e) "COMMITTEE" shall mean the Committee appointed by the Board of Directors in accordance with paragraph (a) of Section 4 of the Plan, if one is appointed.

            (f) "CONSULTANT" shall mean any consultants, independent contractors or advisers (provided that such persons render bona fide services not in connection with the offering and sale of securities in capital raising transactions) rendering services to the Company or a Parent or Subsidiary.

            (g) "CONTINUOUS STATUS AS AN EMPLOYEE OR CONSULTANT" shall mean the absence of any interruption of termination of service, whether as an Employee or Consultant. Continuous Status as an Employee or Consultant shall not be considered interrupted in the case of sick leave, military leave, or any other leave of absence.

            (h) "EMPLOYEE" shall mean any person, including officers and directors, employed by the Company or any Parent or Subsidiary of the Company. The payment of a director's fee or other compensation paid solely on account of service as a director by the Company shall not be sufficient to constitute "employment" by the Company.

            (i) "INCENTIVE STOCK" means shares of Common Stock granted to a Participant pursuant to Section 10 hereof.

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            (j)   "INCENTIVE STOCK AGREEMENT" means a written agreement between the Company and a holder of an award of Incentive Stock evidencing the terms and conditions of an individual Incentive Stock grant. Each Incentive Stock Agreement shall be subject to the terms and conditions of the Plan.

            (k) "INCENTIVE STOCK OPTION" shall mean an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended.

            (l) "OPTION" shall mean a stock option granted pursuant to the Plan, which may be either an Incentive Stock Option or a "non-statutory stock option," at the discretion of the Board and as reflected in the terms of the Stock Option Agreement.

            (m) "OPTIONED STOCK" shall mean the Common Stock subject to an Option.

            (n) "PARENT" shall mean a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Internal Revenue Code of 1986, as amended.

            (o) "PARTICIPANT" shall mean an Employee or Consultant who receives a Stock Award.

            (p)   "PLAN" shall mean this 1987 Stock Incentive Plan.

            (q) "QUALIFYING PERFORMANCE CRITERIA" shall mean any one or more of the following performance criteria as determined pursuant to an objective formula, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit, segment or Subsidiary, either individually, alternatively or in any combination, and measured over a performance period determined by the Board, on an absolute basis or relative to a pre-established target, to previous results or to a designated comparison group, in each case as specified by the Board in the Stock Award: (a) cash flow (including measures of operating or free cash flow), (b) earnings per share (including measures of GAAP earnings per share or non-GAAP measures such as non-GAAP earnings per-share or per-share earnings before interest, taxes, depreciation and amortization), (c) return on equity, (d) total stockholder return, (e) return on capital, (f) return on assets or net assets, (g) revenue,
(h) income or net income (on a GAAP basis or a non-GAAP basis), (i) operating income or net operating income, (j) operating profit or net operating profit,
(k) operating margin, (l) return on operating revenue, (m) market share, (n) bookings and segments of bookings such as net product bookings, (o) market penetration, (p) technology development or proliferation, or (q) customer loyalty or satisfaction as measured by a customer loyalty or satisfaction index determined by an independent consultant expert in measuring such matters.

            (r) "RULE 16b-3" shall mean Rule 16b-3 of the Securities Exchange Act of 1934, as amended, or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

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            (s)   "SHARE" shall mean a share of Common Stock, as adjusted in accordance with Section 12 of the Plan.

            (t) "STOCK AWARD" shall mean any right granted under the Plan, including an Option or Incentive Stock.

            (u) "STOCK OPTION AGREEMENT" means a written agreement between the Company and a holder of an Option award evidencing the terms and conditions of an individual Option grant. Each Stock Option Agreement shall be subject to the terms and conditions of the Plan.

            (v) "SUBSIDIARY" shall mean a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Internal Revenue Code of 1986, as amended.

      3.    STOCK SUBJECT TO THE PLAN.

            (a) RESERVED SHARES. Subject to the provisions of Sections 3(b) and 12 of the Plan, the number of shares reserved for issuance under the Plan is seventy-one million three hundred seventy thousand one hundred (71,370,100) shares of Common Stock; provided, however, that no more than three million (3,000,000) shares of Common Stock authorized under the Plan may be issued pursuant to Awards of Incentive Stock. Shares issued under the Plan may be authorized, but unissued, or reacquired Common Stock.

            (b) UNEXERCISABLE, FORFEITED OR TERMINATED AWARDS. If a Stock Award should expire, become unexercisable, be forfeited or otherwise terminate for any reason without having been exercised in full, the unpurchased or forfeited Shares that were subject thereto shall, unless the Plan shall have been terminated, become available for future grant under the Plan, provided, however, that if a Stock Award is canceled, forfeited or treated as having been canceled for purposes of Section 162(m) the canceled Stock Award shall count against the maximum number of shares for which a Stock Award may be granted to any person under the terms of the Plan.

      4.    ADMINISTRATION OF THE PLAN.

            (a) PROCEDURE. The Board of Directors of the Company shall administer the Plan. The Board of Directors may appoint a Committee consisting of not less than two members of the Board of Directors to administer the Plan on behalf of the Board of Directors, subject to such terms and conditions as the Board of Directors may prescribe. The Committee shall consist of two or more "Non-Employee Directors" (a director who is receiving no compensation from the Company other than for service on the Board of Directors or who does not receive such additional compensation which exceeds the limits specified in the definition of such term under Rule 16b-3 and otherwise meets the requirement under Rule 16b-3 for "non-employee directors") or "Outside Directors" (a director who is not either a current or former officer of the Company nor a current employee of the Company, and who is receiving no compensation from the Company other than for service on the Board of Directors or who does not receive such

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additional compensation which exceeds the limits specified in the definition of such term under Section 162(m) of the Code). Once appointed, the Committee shall continue to serve until otherwise directed by the Board of Directors. From time to time the Board of Directors may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause), and appoint new members in substitution therefor, fill vacancies however caused and remove all members of the Committee, and thereafter directly administer the Plan. Notwithstanding anything in this Section 4 to the contrary, at any time the Board or the Committee may delegate to a committee of one or more members of the Board of Directors the authority to grant Options to all Employees and Consultants or any portion or class thereof. Members of the Board who are either eligible for Options or have been granted Options may vote on any matters affecting the administration of the Plan or grant of any Options pursuant to the Plan, except that no such member shall act upon the granting of an Option to himself, but any such member may be counted in determining the existence of a quorum at any meeting of the Board during which action is taken with respect to the granting of Options to him.

            (b) POWERS OF THE BOARD. Subject to the provisions of the Plan, the Board shall have the authority, in its discretion: (i) to grant Stock Awards under the Plan; (ii) to determine, upon review of relevant information and in accordance with Section 8(b) of the Plan, the fair market value of the Common Stock; (iii) to determine the exercise price per share of Options to be granted, which exercise price shall be determined in accordance with Section 8(a) of the Plan; (iv) to determine the Employees or Consultants to whom, and the time or times at which, Stock Awards shall be granted, the number of shares to be represented by each Stock Award, and the terms of such Stock Awards; (v) to interpret the Plan; (vi) to prescribe, amend and rescind rules and regulations relating to the Plan; (vii) to determine the terms and provisions of each Stock Award granted (which need not be identical) in accordance with the Plan, and, with the consent of the holder thereof with respect to any adverse change, modify or amend each Stock Award; (viii) to accelerate or defer (the latter with the consent of the Participant) the exercise date and vesting of any Option;
(ix) to authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of a Stock Award previously granted by the Board; and (x) to make all other determinations deemed necessary or advisable for the administration of the Plan.

            (c) EFFECT OF BOARD'S DECISION. All decisions, determinations and interpretations of the Board shall be final and binding on all Participants and any other holders of any Stock Awards granted under the Plan.

      5. ELIGIBILITY. Stock Awards may be granted only to Employees or Consultants as defined in Section 2 hereof. An Employee or Consultant who has been granted a Stock Award may, if he is otherwise eligible, be granted an additional Stock Award.

            Incentive Stock Options may only be granted to Employees. The aggregate fair market value (determined at the time the Option is granted) of the stock with respect to which Incentive Stock Options are exercisable for the first time by such individual during any calendar

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year (under this Plan or under any other incentive stock option plan of the
Company or any Parent or Subsidiary of the Company) shall not exceed $100,000. To the extent that the grant of an Option exceeds this limit, the portion of the Option that exceeds such limit shall be treated as a non-statutory stock option.

            The Plan shall not confer upon any Participant any right with respect to continuation of employment or consultancy by the Company, nor shall it interfere in any way with his right or the Company's right to terminate his employment at any time or his consultancy pursuant to the terms of the Consultant's agreement with the Company.

            No person shall be eligible to be granted Stock Awards covering more than 2,216,702 shares of Common Stock in any calendar year. The foregoing limit shall be adjusted pursuant to the provisions of Section 12.

      6. TERM OF THE PLAN. The Plan became effective upon its adoption by the Board of Directors. Subsequently amended, the Plan shall continue in effect until May 21, 2007 unless sooner terminated under Section 15 of the Plan.

      7.    TERM OF OPTION; VESTING PROVISIONS.

            (a) OPTION TERM. The term of each Option shall be ten (10) years from the date of grant thereof or such shorter term as may be provided in the Stock Option Agreement. However, in the case of an Incentive Stock Option granted to an Employee who immediately before the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant thereof or such shorter time as may be provided in the Stock Option Agreement.

            (b) VESTING PROVISIONS. The terms on which each Option shall vest shall be determined by the Board in its Discretion, and shall be set forth in Stock Option Agreement relating to each such Option. Without limiting the discretion of the Board, vesting provisions may include time-based vesting or vesting based on achievement of performance or other criteria. Performance criteria may, but need not, be based on Qualifying Performance Criteria.

      8.    OPTION EXERCISE PRICE AND CONSIDERATION.

            (a) EXERCISE PRICE. The per Share exercise price for the Shares to be issued pursuant to exercise of an Option shall be such price as is determined by the Board, but shall be subject to the following:

                  (i)   In the case of an Incentive Stock Option:

                        (1) Granted to an Employee who, immediately before the grant of such Incentive Stock Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the fair market value per Share on the date of grant.

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                        (2)   Granted to any Employee, the per Share exercise
price shall be no less than 100% of the fair market value per Share on the date of grant.

                  (ii) In the case of an Option granted on or after the effective date of registration of any class of equity security of the Company pursuant to Section 12 of the Exchange Act and prior to six months after the termination of such registration, the per Share exercise price shall be not less than 100% of the fair market value per Share on the date of grant.

                  (iii) Notwithstanding the foregoing, an Option (whether an Incentive Stock Option or non-statutory stock option) may be granted with an exercise price lower than set forth in the preceding paragraphs if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

            (b) FAIR MARKET VALUE. The fair market value shall be determined by the Board in its discretion: provided however, that where there is a public market for the Common Stock, the fair market value per Share shall be the average of the high and low prices of the Common Stock on the date of grant, as reported on the New York Stock Exchange.

            (c) CONSIDERATION. The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Board and may consist entirely of cash, check, promissory note, other Shares of Common Stock having a fair market value on the date of surrender equal to the aggregate exercise price of the Shares as to which said option shall be exercised, or any combination of such methods of payment, or such other consideration and method of payment for the issuance of Shares to the extent permitted under applicable law. In making its determination as to the type of consideration to accept, the Board shall consider if acceptance of such consideration may be reasonably expected to benefit the Company.

      9.    EXERCISE OF OPTION.

            (a) PROCEDURE FOR EXERCISE RIGHTS AS A SHAREHOLDER. Any Option granted hereunder shall be exercisable at such times and under such conditions as determined by the Board, including performance criteria with respect to the Company and/or the Participant, and as shall be permissible under the terms of the Plan.

            An Option may not be exercised for a fraction of a Share.

            An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may, as authorized by the Board, consist of any consideration and method of payment allowable under Section 8(c) of the Plan. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect

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to the Optioned Stock, notwithstanding the exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 12 of the Plan.

            Exercise of an Option in any manner shall result in a decrease in the number of Shares that thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

            (b) TERMINATION OF STATUS AS AN EMPLOYEE OR CONSULTANT. If a Participant ceases to serve as an Employee or Consultant, the Participant may, but only within thirty (30) days (or such longer period of time as determined by the Board) after the date Participant ceases to be an Employee or Consultant of the Company, exercise the Option to the extent that Participant was entitled to exercise it at the date of such termination. To the extent that Participant was not entitled to exercise the Option at the date of such termination, or if Participant does not exercise such Option (which Participant was entitled to exercise) within the time specified herein, the Option shall terminate.

            (c)   DEATH OF PARTICIPANT. In the event of the death of a
Participant:

                  (i) during the term of the Option who is at the time of Participant's death an Employee or Consultant of the Company and who shall have been in Continuous Status as an Employee or Consultant since the date of grant of the Option, the Option may be exercised at any time within three (3) months (or such longer period of time as determined by the Board) following the date of death, by the Participant's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that would have accrued had the Participant continued living three (3) months (or such longer period of time as determined by the Board) after the date of death; or

                  (ii) within one (1) month (or such longer period of time as determined by the Board) after the termination of Continuous Status as an Employee or Consultant, the Option may be exercised, at any time within three
(3) months (or such longer period of time as determined by the Board) following the date of death, by the Participant's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that had accrued at the date of termination.

      10.   INCENTIVE STOCK.

            (a) GENERAL. Incentive Stock is an award or issuance of shares of Common Stock under the Plan, the grant, issuance, retention, vesting and/or transferability of which is subject during specified periods of time to such conditions (including continued employment or performance conditions) and terms as the Board deems appropriate. The Board may specify that the grant, vesting or retention of any or all Incentive Stock is intended to satisfy the requirements for "performance-based compensation" under Section 162(m) of the Code. To the extent that any Incentive Stock is designated by the Board as "performance-based compensation" under Section 162(m) of the Code, (i) the performance criteria for the grant, vesting or retention of any such Incentive Stock shall be a measure based on one or more Qualifying Performance Criteria

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selected by the Board, specified at the time the Incentive Stock is granted, and shall be a preestablished goal under Treasury Regulation Section 1.162-27(e)(2)(i), (ii) the Board shall certify the extent to which any Qualifying Performance Criteria has been satisfied, and the amount payable as a result thereof, prior to payment of any Incentive Stock that is intended to satisfy the requirements for "performance-based compensation" under Section 162(m) of the Code, and (iii) the award shall comply with all other applicable requirements relating to "performance based compensation" under Section 162(m) of the Code and the Treasury Regulations issued thereunder. To the extent a performance-based award is not intended to satisfy the requirements for "performance-based compensation" under Section 162(m) of the Code, the performance criteria for the grant, vesting or retention of any such Incentive Stock may be a measure based on one or more Qualifying Performance Criteria selected by the Board, or any other criteria deemed appropriate by the Board.

            (b) INCENTIVE STOCK AGREEMENT. Each Incentive Stock Agreement shall contain provisions regarding (i) the number of shares of Common Stock subject to such award or a formula for determining such, (ii) the purchase price of the shares, if any, and the means of payment for the shares, (iii) the performance criteria, if any, and level of achievement versus these criteria that shall determine the number of shares granted, issued, retainable and/or vested, (iv) such terms and conditions on the grant, issuance, vesting and/or forfeiture of the shares as may be determined from time to time by the Board,
(v) restrictions on the transferability of the shares and (vi) such further terms and conditions in each case not inconsistent with this Plan as may be determined from time to time by the Board. Shares of Incentive Stock may be issued in the name of the Participant and held by the Participant or held by the Company, in each case as the Board may provide.

            (c) SALES PRICE. Subject to the requirements of applicable law, the Board shall determine the price, if any, at which shares of Incentive Stock shall be sold or awarded to a Participant, which may vary from time to time and among Participants and which may be below the fair market value of such shares (as determined in Section 8(b)) at the date of grant or issuance.

            (d) SHARE VESTING. Except as set forth herein, the grant, issuance, retention and/or vesting of shares of Incentive Stock shall be at such time and in such installments as determined by the Board. The Board shall have the right to make the timing of the grant and/or the issuance, ability to retain and/or vesting of shares of Incentive Stock subject to continued employment, passage of time and/or such performance criteria as deemed appropriate by the Board, provided that, in no event shall an award of Incentive Stock vest sooner than (i) three (3) years after the date of grant, if the vesting of the Incentive Stock is based solely on Continuous Status as an Employee or Consultant and the grant of Incentive Stock is not a form of payment of earned incentive compensation or other performance-based compensation, provided, however, that notwithstanding the foregoing vesting limitations, shares of Incentive Stock vesting under this paragraph (i) may vest in installments so long as the vesting schedule, at any point in time, is not more favorable than what would be vested under a monthly pro rata installment schedule (i.e., 1/36 per month for 3 years), or (ii) one (1) year after the date of grant, if the vesting of Incentive Stock is also subject to the attainment of performance goals. Notwithstanding the foregoing, the Board may accelerate vesting (in a Stock Award agreement or otherwise) of any

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Stock Award in the event of a Participant's termination of service as an
Employee or Consultant, a change in control of the Company or similar event, provided that, in the case of award of Incentive Stock that is intended to qualify as "performance based compensation" under Section 162(m), such acceleration shall comply with the requirements set forth in Treasury Regulation
Section 1.162-27(e)(2)(iii).

            (e) TRANSFERABILITY. Shares of Incentive Stock shall be transferable by the Participant only upon such terms and conditions as are set forth in the Incentive Stock Agreement, as the Board shall determine in its discretion, so long as Incentive Stock awarded under the Incentive Stock Agreement remains subject to the terms of the Incentive Stock Agreement.

            (f) DISCRETIONARY ADJUSTMENTS. Notwithstanding satisfaction of any performance goals, the number of shares granted, issued, retainable and/or vested under an award of Incentive Stock on account of either financial performance or personal performance evaluations may be reduced by the Board on the basis of such further considerations as the Board shall determine, but may not be increased. In addition, the Board may appropriately adjust any evaluation of performance under a Qualifying Performance Criteria to exclude any of the following events that occurs during a performance period: (i) asset write-downs,
(ii) litigation or claim judgments or settlements, (iii) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results, (iv) accruals for reorganization and restructuring programs and (v) any extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 and/or in management's discussion and analysis of financial condition and results of operations appearing in the Company's annual report to stockholders for the applicable year.

      11. NON-TRANSFERABILITY OF OPTIONS. Except as otherwise expressly provided in the terms of an individual Option which is a non-statutory stock option, the Option may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant. Notwithstanding the foregoing, the person to whom the Option is granted may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Participant, shall thereafter be entitled to exercise the Option.

      12. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION OR MERGER. Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each outstanding Stock Award, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Stock Awards have yet been granted or which have been returned to the Plan upon cancellation, expiration, forfeiture or other termination of a Stock Award, as well as the price per share of Common Stock covered by each such outstanding Stock Award, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split or the payment of a stock dividend with respect to the Common Stock or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall

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not be deemed to have been "effected without receipt of consideration." Such adjustments shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to a Stock Award.

            In the event of the proposed dissolution or liquidation of the Company, or in the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, the Stock Award will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board. The Board may, in the exercise of its sole discretion in such instances, declare that any Stock Award shall terminate as of a date fixed by the Board and give each Participant the right to exercise his Option as to all or any part of the Optioned Stock or otherwise accelerate the vesting of such Stock Award. If the Board, at its sole discretion, permits acceleration as to all or any part of a Stock Award, the aggregate fair market value (determined at the time Stock Award is granted) of stock with respect to which Incentive Stock Options first become exercisable in the year of such dissolution, liquidation, sale of assets or merger cannot exceed $100,000. Any remaining accelerated Incentive Stock Options shall be treated as non-statutory stock options.

      13.   MISCELLANEOUS.

            (a) ADDITIONAL RESTRICTIONS ON STOCK AWARDS. Either at the time a Stock Award is granted or by subsequent action, the Board may, but need not, impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by an Participant or other subsequent transfers by an Participant of any shares issued under an Option, including without limitation (a) restrictions under an insider trading policy, (b) restrictions designed to delay and/or coordinate the timing and manner of sales by Participants, and (c) restrictions as to the use of a specified brokerage firm for such resales or other transfers.

            (b) STOCKHOLDER RIGHTS. No Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to such Option unless and until such Participant has satisfied all requirements for exercise of the Option pursuant to its terms.

            (c) INVESTMENT ASSURANCES. The Company may require an Participant, as a condition of exercising or acquiring Common Stock under any Stock Award,
(i) to give written assurances satisfactory to the Company as to the Participant's knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of the Stock Award; and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Stock Award for the Participant's own account and not with any present intention of selling or otherwise distributing the Common Stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (1) the issuance of the shares of

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Common Stock upon the exercise the Option or acquisition of Common Stock under the Plan has been registered under a then currently effective registration statement under the Securities Act or (2) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.

            (d) WITHHOLDING OBLIGATIONS. To the extent provided by the terms of a Stock Option Agreement or Incentive Stock Agreement, the Participant may satisfy any federal, state or local tax withholding obligation relating to a Stock Award by any of the following means (in addition to the Company's right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means: (i) tendering a cash payment; (ii) authorizing the Company to withhold shares of Common Stock from the shares of Common Stock otherwise issuable to the Participant as a result of the Stock Award, provided, however, that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law; or (iii) delivering to the Company owned and unencumbered shares of Common Stock.

      14. TIME OF GRANTING THE STOCK AWARD. The date of grant of a Stock Award shall, for all purposes, be the date on which the Board makes the determination granting such Stock Award. Notice of the determination shall be given to each Employee or Consultant to whom a Stock Award is so granted within a reasonable time after the date of such grant.

      15.   AMENDMENT AND TERMINATION OF THE PLAN.

            (a) AMENDMENT AND TERMINATION. The Board may amend or terminate the Plan from time to time in such respects as the Board may deem advisable; provided that, no amendment shall be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary for the Plan to satisfy the requirements of Section 422 of the Code, Rule 16b-3 or any listing requirements of any securities exchange or national market system on which the Common Stock is traded.

            (b) EFFECT OF AMENDMENT OR TERMINATION. Any such amendment or termination of the Plan shall not adversely affect Stock Awards already granted and such Stock Awards shall remain in full force and effect as if this Plan had not been amended or terminated, unless mutually agreed otherwise between the Participant and the Board, which agreement must be in writing and signed by the Participant and the Company.

      16. CONDITIONS UPON ISSUANCE OF SHARES. Shares shall not be issued pursuant to a Stock Award unless the exercise of the Option, if applicable, and the issuance and delivery of such Shares pursuant the Stock Award shall comply with all relevant provisions of the law, including without limitation, the Securities Act of 1933, as amended; the Securities Exchange Act of 1934, as amended; the rules and regulations promulgated thereunder, and the requirements

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of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

      17. LIABILITY OF COMPANY. The Company shall not be liable to an Participant or other persons as to any tax consequence expected, but not realized, by any Participant or other person due to the receipt, exercise or settlement of any Stock Award granted hereunder.

      18. RESERVATION OF SHARES. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

            Inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

      19. STOCK AWARD AGREEMENT. Stock Awards shall be evidenced by written award agreements in such form as the Board shall approve.

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